UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 24, 2009


                           PROGRESSIVE TRAINING, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                    000-52684                 32-0186005
(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)

    17337 Ventura Blvd.
       Encino, CA                                                 91316
   (Address of principal                                       (Zip Code)
     executive offices)


       Registrant's telephone number, including area code: (818) 784-0040


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On March 16, 2009, Progressive Training, Inc., (the REGISTRANT), A Delaware Corporation authorized the issuance of Three Million (3,000,000) shares of its restricted common stock of the Registrant, par value of $0.0001, to Buddy Young, its President. The issuance was in satisfaction of $175,000 in debt that was owed to Young. The total amount of debt outstanding that was owed to Buddy Young was in the approximate amount of $187,000, as of February 28, 2009. The transaction was processed as a private sale exempt from registration under
Section 4(2) of the Securities Act of 1933. The conversion of debt in the amount of $175,000 was based upon the bid price of $0.06, at the close, on March 16, 2009, as quoted on the over-the-counter Bulletin Board system. The total issued and outstanding common stock of the Registrant is 5,280,000 following the issuance to Mr. Young of the Three Million restricted shares.

The sale of the stock issued to Buddy Young is subject to Rule 144 regulations whereby only 1% of the issued and outstanding can have the restrictive legend removed every ninety (90) days for the sale of stock into the marketplace, after holding the stock for the required period of time.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PROGRESSIVE TRAINING, INC.,
                                          A Delaware corporation (Registrant)



Date: March 24, 2009                 By:  /s/ Buddy Young
                                        ----------------------------------------
                                          BUDDY YOUNG, President and
                                          Chief Executive Officer


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